Exhibit 99.1

Indoor Harvest Corp Set to Design-Build World’s First Publicly-Owned, Open Data, Crowdfunded, Vertical Farm Research and Education Campus

Unanimous Vote by City of Pasadena, Texas Creates Property, Tax Incentives for Agricultural Research and Education Campus

Houston, Texas, December 2, 2015 — On December 1, 2015, the City of Pasadena, Texas, unanimously voted in favor of a Chapter 380 Economic Development Agreement with Indoor Harvest for the purpose of establishing an open source, vertical farm and education campus on the City’s north side.

Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. Providing production platforms and complete custom designed build-outs for both greenhouse and building integrated agriculture grows, tailored to the specific needs of virtually any cultivar.

As a result of yesterday’s vote, the City is providing access to properties and tax incentives for this new vertical farm and education campus (called Community Located Agricultural Research Area or CLARA). Operationally, CLARA will be a scaled vertical farming operation, using the most advanced technologies, overseen by Indoor Harvest, supported by non-profit partners, with research and education, rather than commercial production, as its core focus.

Chad Sykes, Chief Executive Officer of Indoor Harvest, stated, “The one common theme that seems to keep emerging in the vertical farming space is that the lack of publicly available data, experienced people and the high costs of R&D are hampering the growth of commercial vertical farming. For many that have ventured into the space, the cost of R&D can end up becoming a significant burden that strains cash flow. Many farms have and will continue to fail for this reason. The cost of R&D can be quite high and I believe CLARA can solve some of these barriers by providing usable data and experienced people for the industry. Vertical farming is still in its infancy, but with growing concerns over resources, food quality, global population and climate change, I believe demand is about to outstrip resources in the space. It will also help address a serious health concern, which is the lack of local healthy food in this part of the City and the long-term impacts of this, such as obesity, heart disease, diabetes, and several types of cancer.”

CLARA is central to the work of a new, nationally-recognized City partnership in Pasadena involving the Harris County BUILD Health Partnership, an initiative of Harris County Public Health & Environmental Services; the Houston Food Bank and The University of Texas MD Anderson Cancer Center designed to launch a new healthy, accessible and community-supported local food system in the City’s north side. The ultimate goal of the initiative is to eliminate the conditions that cause limited or uncertain access to adequate food in the area, known as food insecurity. It is one of seven projects awarded $250,000 by the national BUILD Health Challenge in recognition of its efforts to improve community health. CLARA will serve as the production base of the initiative’s new food system.

“We are proud to partner with such leading health and wellness organizations in Harris County to provide the basis for a new community-supported food system,” says Mr. Sykes, “Together, and with the City’s leaders and residents, we will continue to improve community health.”

Indoor Harvest has invested more than $2M in developing its business plan and fixture-based approach to vertical farming. This approach allows considerable flexibility in the design and construction of vertical farms while lowering costs regardless of scale. Indoor Harvest intends to use the CLARA facility as a demonstration farm and showroom for its products and services. Operations will be carried out and partially funded through partnerships. All production and environmental data generated from operations will be made publicly available through a searchable database and the crops grown will be integrated into the City’s new healthy food system.

In addition, CLARA aims to help train the next generation of farmers and provide a pipeline of skilled labor to the vertical farming industry. The City has engaged the Pasadena Independent School District’s Kirk Lewis Career & Technical High School and the San Jacinto College Continuing and Professional Development division to develop this curriculum.

“We look forward to the collaboration and the opportunities that will be provided for our students to learn as well as to share in the building of a unique community project," stated Dr. Sarah Janes, vice president of Continuing and Professional Development at San Jacinto College.

This work is yet another step in the City of Pasadena’s efforts toward increased economic vitality and innovation. The City is the seventeenth most populous in the state and the second-largest in Harris County. It was awarded the Texas Economic Development Council’s 2013 Community Economic Development Award and named a “City of the Future” in by fDi Magazine and the Financial Times. Says Richard Scott, Director, Community Relations, City of Pasadena, “We are looking forward to the future of producing local foods that will be accessible to the public.”

The Agreement with the City of Pasadena, each party’s obligations will only commence on the date Indoor Harvest certifies in writing that an adequate level of funding exists [$4.0 million or a lesser sum Indoor Harvest agrees to and the certification of such funding being sufficient to undertake the repurposing of the City buildings and to commence the operations envisioned by the agreement no later than April 15, 2016].  The entire Agreement is filed as an exhibit to Form 8-K and can be found here: (SEC Link)
In order to fund the construction of CLARA, Indoor Harvest has commenced a Rule 506(c) crowdfunding effort to sell up to 5,000,000 shares of Series A Convertible Preferred Stock at a price of $1.00 per share for maximum gross proceeds of $5,000,000. In full compliance with SEC rules, only accredited investors may invest in this offering and the securities will be offered through WealthForge, LLC. Member FINRA/SIPC. Series A holders will be allowed to independently nominate and elect two independent Directors to the Company's board of directors at the close of the offering. To learn more about this offering please contact us at invest@indoorharvest.com.

Summarizing these new developments regarding CLARA, Mr. Sykes noted “There is an opportunity for us to expand our brand through industry advocacy and partnerships, attracting additional clients, while helping communities and researchers in the process. The data made available by CLARA will help entrepreneurs prepare their vertical farm business plans, help innovators innovate, create a trained workforce, provide health officials and agricultural researchers with valuable feedback and provide the basis for a community-supported food system.”

Indoor Harvest Corp is a fully reporting, publicly owned company. Its common shares currently trade on the OTCQB under the ticker symbol INQD. The Company intends to file an application to list on a national exchange if and when it meets the required minimum listing standards. The Company has 11,072,508 shares of common stock issued and outstanding and currently has 2,722,211 free trading shares available in its public float. The Series A Shares are convertible into our common stock and offer investors certain dissolution rights and anti-dilution provisions. The total amount of the Series A shares being offered represents at minimum a 31% ownership stake at a $11M pre-money valuation. Individuals who do not qualify as accredited investors, but wish to consider investment, may purchase common shares in the open market. Interested Accredited Investors can review Indoor Harvest Corp’s investor deck at: (deck link)

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

ABOUT THE BUILD HEALTH PARTNERSHIP

The Harris County BUILD Health Partnership is an initiative of Harris County Public Health & Environmental Services, the Houston Food Bank, and the University of Texas MD Anderson Cancer Center to launch a new healthy, accessible, and community-supported local food system in north Pasadena. It emerged from the partners’ work on Healthy Living Matters (HLM), a Harris County collaborative to curb childhood obesity formed in 2011. The initiative is one of seven projects awarded $250,000 by the BUILD Health Challenge in recognition of its efforts to improve community health. The BUILD Health Challenge is a national awards program supporting “bold, upstream, integrated, local, and data-driven” (BUILD) community health interventions in low-income, urban neighborhoods founded by the Advisory Board Company, the de Beaumont Foundation, the Colorado Health Foundation, The Kresge Foundation, and the Robert Wood Johnson Foundation. Additional members of the Partnership include: CHI St. Luke's Health, Memorial Hermann Health System, Brighter Bites, CAN DO Houston, city of Pasadena, Neighborhood Centers Inc., Pasadena Health Center, and the U.T. School of Public Health.

ABOUT WEALTHFORGE

WealthForge has become a leader in the private securities industry, overseeing more than a billion dollars in private placement offerings. They provide an integrated solution of risk management, standardized processing and automated technology for issuers, broker-dealers and other intermediaries currently raising private capital. WealthForge provides the services needed to maintain full compliance throughout the transaction process including deal and investor due diligence, background checks, flow of funds and more. For more information about how WealthForge can help simplify the process of raising private capital, please visit www.wealthforge.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com

BUILD Health Partnership
Jennifer Hadayia
775-544-3898
jhadayia@hcphes.org